SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): September 27, 2009

Commission File No. 333-136643

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ONE HOLDINGS, CORP.

(Exact name of registrant as specified in its charter)

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Florida	59-3656663
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8525 NW 53rd Terr., Suite C101, Doral, FL 33166

(Address of principal executive offices)

877-544-2288

(Issuer telephone number)

Contracted Services, Inc., 318 Holiday Drive, Hallandale Beach, FL, 33009

(Former Name and Address)

ITEM 1.01.

Entry into a Material Definitive Agreement

Background

As more fully described below, on September 27, 2009, ONE Holdings, Corp. (“Registrant”, “ONE”, “our” and/or “we”) consummated a number of related transactions through which we acquired effective control of the business and operations and obtained control over and an irrevocable option to purchase the equity and/or assets of Jianou Lujian Foodstuff Co., Ltd. (“JLF”), a company based in the Peoples Republic of China (“PRC”). JLF is an award winning green-technology enterprise that specializes in the production of organic products and fertilizers based on bamboo. JLF holds bamboo land contracts of approximately 6,635 acres in Fujian Province, one of China’s largest bamboo growing areas.

The Transaction

On September 27, 2009, (“Closing Date”), Registrant executed and consummated (“Closing”) a Share Exchange Agreement (the “Agreement”) by and among (i) our 100% owned subsidiary United Green Technology Inc., a Nevada corporation, (“UGTI”), (ii) Supreme Discovery Group Limited, British Virgin Islands Company (“Supreme”) and (iv) the stockholders who owned 100% of Supreme’s common stock (the “Supreme Shareholders”). Supreme is the parent company of Fujian United Bamboo Technology Company Ltd., a wholly foreign-owned enterprise (“WFOE”) organized under the laws of the PRC. The stockholders of Supreme are Tang Jinrong, Li Lifang and Tang Shuiyou, who are also the owners of JLF.

Pursuant to the Agreement, at the Closing, the Supreme Shareholders sold, transferred and assigned 100% of the outstanding common stock of Supreme to our wholly-owned subsidiary UGTI in exchange for (i) cash, (ii) 13,760,000 shares of our common stock, and (iii) 20% of the issued and outstanding shares of common stock of UGTI. We thereby acquired through UGTI ownership of all of the outstanding stock of Supreme which owns 100% ownership of WFOE. As part of this transaction the Supreme Shareholders deposited into an Escrow thirty-five percent (35%) of our shares issued to them and in the event UGTI’s EBITDA for fiscal year 2010 is less than UGTI’s EBITDA for fiscal 2009, the number of shares of our stock issued to Supreme Shareholders shall be proportionately reduced as provided for in the Agreement. Supreme Shareholders are also subject to a lockup and leak out period and have one piggy-back registration right as further defined in the Agreement.

Supreme owns 100% of WFOE, Fujian United Bamboo Technology Company Ltd. WFOE has entered into a series of contractual arrangements (Entrusted Management Agreement, Shareholders’ Voting Proxy Agreement, Exclusive Purchase Option Agreement and Share Pledge Agreement) with JLF pursuant to which WFOE effectively controls the business, operations and equity and has an irrevocable option to purchase the equity and/or assets of JLF (which contractual arrangements are discussed below in Item 2.01 under the section titled “Description of Business”). As a result of our acquiring 100% of the capital stock of Supreme pursuant to the Share Exchange Agreement, Registrant also acquired effective control over the business, operations and ownership of JLF.

Also as part of the Transaction, we entered into a Preferred Share Purchase Agreement with UGTI pursuant to which we acquires 5,000 shares of UGTI Preferred Stock in consideration for our issuance to UGTI of 5,000,000 shares of our common stock. Each share of UGTI Preferred Stock provides to us the right to vote 1,000 votes on all matters submitted to the vote of the UGTI shareholders and is convertible into 1,000 shares of UGTI common Stock. As part of this UGTI transaction, UGTI deposited into an Escrow thirty-five percent (35%) of our shares issued to UGTI and in the event UGTI’s EBITDA for fiscal year 2010 is less than UGTI’s EBITDA for fiscal 2009, the number of shares of our stock issued to UGTI shall be proportionately reduced as provided for in the UGTI Preferred Stock Purchase Agreement (the “UGTI Preferred Stock Purchase Agreement”). UGTI is also subject to a lockup and leak out period and has one piggy-back registration right as further defined in the UGTI Preferred Stock Purchase Agreement.

As a result of the UGTI transactions, we are the majority shareholder of UGTI and based upon the number of shares outstanding and assuming conversion or the UGTI preferred stock into common stock, we would own approximately 84% of UGTI’s shares.

Supreme Discovery Group Ltd. was incorporated under the laws of the British Virgin Islands on June 18, 2009, and Supreme formed Fujian Bamboo Technology Company, Ltd. as a wholly foreign-owned enterprise under the laws of the PRC.

JLF was organized under the laws of the PRC in September, 2002.

Under the laws of the PRC, certain restrictions are placed on round trip investments, which are defined under PRC law as an acquisition of a PRC entity by an offshore special purpose vehicle owned by one or more PRC residents. As a result, Fujian Bamboo Technology Company, Ltd entered into a series of agreements with JLF, which we believe give us effective control over the business of JLF. These agreements are described below in the section entitled “Contractual Agreements with Jianou Lujian Food Stuff Co., Ltd.”

Our board of directors (the “Board”) as well as the board of directors and the shareholders of UGTI and Supreme each approved the Share Exchange Agreement and the transactions contemplated thereunder.

Item 2.01.

Completion of Acquisition or Disposition of Assets

Registrant’s Corporate Structure

Acquisition of Contracted Services Inc. Registrant was incorporated in Florida under the name Contracted Services Inc. on June 30, 2000. At that time we were engaged in the business of offering contracted business consulting services that include computer maintenance and repair services and other non-related services such as lawn mowing on a commercial basis, on a recurring monthly basis to both retail and commercial clients. Since 2000, we have evolved our business plan and now we operate as an investment company that owns majority equity interest in or acquires effective control of the business, operations and equity of core operating assets in bioengineering utilizing green processes located in the Asia Pacific region. We provide small private companies access to capital, experienced management and strategic insight. Currently we own Green Planet Bioengineering Co., Ltd (“Green Planet”), which (through a 100% owned WFOE and a series of contractual arrangements) has effective control of the business, operations and equity of and has an irrevocable option to purchase the equity and/or assets of Sanming Huajian Bio-Engineering Co., Ltd., a green process manufacturer of high quality health supplements, organic fertilizers and pesticides. We also own controlling interest in Trade Finance Solutions, a company incorporated and headquartered in Toronto, Canada and with offices in Miami , Florida, which provides balance sheet financing solutions for domestic and international credit-worthy customers including accounts receivable, purchase order financing, fulfillment services and factoring or invoice discounting.

On June 4, 2009, Belmont Partners LLC our then controlling shareholder ("Belmont") and Abacus Global Investments, Corp. ("Abacus") entered into a material definitive agreement pursuant to which Abacus acquired all ninety-three million seven hundred fifty thousand (93,750,000) shares of our common stock (representing 92.25% of the Company's issued and outstanding stock) which was owned by Belmont. The transaction closed on June 9, 2009. As a result of that transaction, Abacus Global Investments, Corp. controls approximately 92.25% of our outstanding capital stock. Effective August 13, 2009, we changed our name to ONE Holdings, Corp.

Acquisition of Green Planet Bioengineering Co., Ltd. On June 17, 2009, we acquired from certain shareholders of Green Planet Bioengineering Co., Ltd., a Delaware corporation (“Green Planet) 80% of the issued and outstanding shares of common stock of Green Planet. We also acquired 30,239 shares of Green Planet preferred stock which preferred stock provides us the right to vote 1,000 votes on all matters submitted to a vote of the shareholders of Green Planet and is convertible into 1,000 shares of Green Planet common stock. We acquired the Green Planet preferred stock in consideration for our issuance to Green Planet of 10,329,551 shares of our common stock. As part of this Green Planet transaction, Green Planet deposited into an Escrow thirty-five percent (35%) of our shares issued to Green Planet and in the event Green Planet’s EBITDA for fiscal year 2009 is less than GP’s EBITDA for fiscal 2008, the number of shares of Registrant’s stock issued to Green Planet shall be proportionately reduced as provided for in the Green Planet Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreements”). Green Planet is also subject to a lockup and leak out period and has one piggy-back registration right as further defined in the Green Planet Preferred Stock Purchase Agreement. As a result of the Green Planet transactions, we have become the majority shareholder of Green Planet and based upon the number of shares outstanding and assuming conversion or the Green Planet preferred stock into common stock, we would own approximately 82% of Green Planet’s shares. Green Planet owns 100% of FuJian Green Planet Bioengineering Co., Ltd., a WFOE, that through a series of contractual arrangements has effective control of the business and operations of and has an irrevocable option to purchase the equity and/or assets of Sanming Huajian Bio-Engineering Co., Ltd. (a PRC company), a green process manufacturer of high quality health supplements, organic fertilizers and pesticides. Consequently, we have effective control of the business and operations of Green Planet, FuJian Green Planet Bioengineering Co., Ltd. (a WFOE) and Sanming Huajian Bio-Engineering Co., Ltd.

Acquisition of Trade Finance Solutions, Inc. On September 3, 2009, we acquired from the shareholders of Trade Finance Solutions (“collectively referred to as “TFS Shareholders”) 3,990 shares representing 99.75% of the TFS

Shareholders’ common shares owned in Trade Finance Solutions Inc. (“TFS”). For the TFS shares each Shareholder is to receive shares of the Registrant’s common stock and cash payments as per the Share Purchase Agreement. The cash component of the purchase price will be calculated on an earn-out basis based on TFS’ monthly EBIT (earnings before interest and taxes) beginning with the measuring period as defined in the Share Purchase Agreement with a not to exceed purchase price of $6,000,000.00. In addition to the cash portion of the purchase price, the TFS Shareholders shall receive 1 share of our common stock (adjusted for forward or reverse splits following the closing) for every $1.00 in EBIT achieved during the measuring period (“Stock Compensation”) subject to a maximum Stock Compensation of 6 million shares of our common stock. The TFS Shareholders are subject to a lock-up/leak out period as further defined in the TFS Share Purchase Agreement.

Upon the purchase of the TFS Common Shares from the TFS Shareholders, we have become the majority shareholder of TFS. The transaction has closed in escrow pending the completion of the TFS financial audit for the years 2007 and 2008 along with interim year to date statements for June 30, 2009, which are to be delivered to Registrant within sixty (60) days from the date of the acquisition. We will have five (5) days from receipt of the financial statements to approve the financial statements. Upon written approval from us to the escrow agent and as set forth in the TFS Share Purchase Agreement the escrow agent shall execute the release and the closing will be effective as of the closing date.

Acquisition of United Green Technology Inc. On September 27, 2009, (“Closing Date”), we executed and consummated (“Closing”) a Share Exchange Agreement (the “Agreement”) by and among (i) our 100% owned subsidiary United Green Technology Inc., a Nevada corporation, (“UGTI”), (ii) Supreme Discovery Group Limited, British Virgin Islands Company (“Supreme”) and (iv) the stockholders who owned 100% of Supreme’s common stock (the “Supreme Shareholders”). Supreme is the parent company of Fujian United Bamboo Technology Company Ltd., a wholly foreign-owned enterprise (WFOE) organized under the laws of the PRC.

Pursuant to the Agreement, at the Closing, the Supreme Shareholders sold, transferred and assigned 100% of the outstanding common stock of Supreme to our wholly-owned subsidiary UGTI in exchange for (i) cash, (ii) 13,760,000 shares of our common stock, and (iii) 20% of the issued and outstanding shares of common stock of UGTI. We thereby acquired through UGTI ownership of all of the outstanding stock of Supreme which owns 100% ownership of WFOE. As part of this transaction the Supreme Shareholders deposited into an Escrow thirty-five percent (35%) of our shares issued to them and in the event UGTI’s EBITDA for fiscal year 2010 is less than UGTI’s EBITDA for fiscal 2009, the number of shares of our stock issued to Supreme Shareholders shall be proportionately reduced as provided for in the Agreement. Supreme Shareholders are also subject to a lockup and leak out period and have one piggy-back registration right as further defined in the Agreement.

Supreme owns 100% of WFOE, Fujian United Bamboo Technology Company Ltd. WFOE has entered into a series of contractual arrangements (Entrusted Management Agreement, Shareholders’ Voting Proxy Agreement, Exclusive Purchase Option Agreement and Share Pledge Agreement) with JLF pursuant to which WFOE effectively controls the business, operations and equity and has an irrevocable option to purchase the equity and/or assets of JLF (which contractual arrangements are discussed below in Item 2.01 under the section titled “Description of Business”). As a result of our acquiring 100% of the capital stock of Supreme pursuant to the Share Exchange Agreement, we also acquired effective control over the business, operations and ownership of Fujian United Bamboo Technology Company Ltd. and JLF.

Also as part of the Transaction, we entered into a Preferred Share Purchase Agreement with UGTI pursuant to which we acquires 5,000 shares of UGTI Preferred Stock in consideration for our issuance to UGTI of 5,000,000 shares of our common stock. Each share of UGTI Preferred Stock provides to us the right to vote 1,000 votes on all matters submitted to the vote of the UGTI shareholders and is convertible into 1,000 shares of UGTI common Stock. As part of this UGTI transaction, UGTI deposited into an Escrow thirty-five percent (35%) of our shares issued to UGTI and in the event UGTI’s EBITDA for fiscal year 2010 is less than UGTI’s EBITDA for fiscal 2009, the number of shares of our stock issued to UGTI shall be proportionately reduced as provided for in the UGTI Preferred Stock Purchase Agreement (the “UGTI Preferred Stock Purchase Agreement”). UGTI is also subject to a lockup and leak out period and has one piggy-back registration right as further defined in the UGTI Preferred Stock Purchase Agreement.

As a result of the UGTI transactions, we are the majority shareholder of UGTI and based upon the number of shares outstanding and assuming conversion or the UGTI preferred stock into common stock, we would own approximately 84% of UGTI’s shares.

Our executive offices are located at 8525 NW 53rd Terr., Suite C101, Doral, Florida 33166, and our telephone number is 877-544-2288. Our website is www.onehcorp.com. Information on our website or any other website is not a part of this report.

Contractual Agreements Between Jianou Lujian Foodstuff Co., Ltd. and Fujian United Bamboo Technology Company Ltd.

Prior to the Share Exchange Agreement and the transactions contemplated thereunder, the business of JLF was conducted in PRC by its largest shareholders being Mr. Tang Jinrong and his wife Ms. Li Lifang who owned respectively 55.33% and 30.67% interest respectively. JLF has the licenses and approvals necessary to operate its business in the PRC.

PRC law places certain restrictions on roundtrip investments through the acquisition of a PRC entity by PRC residents. To comply with these restrictions, in conjunction with the Share Exchange Agreement and the transactions contemplated thereunder, we (via our wholly-owned subsidiary, Fujian Bamboo Technology Company, Ltd.) entered into and consummated certain contractual arrangements with JLF and its stockholders pursuant to which we provide these companies with technology consulting and management services. Through these contractual arrangements, we have the ability to substantially influence these companies’ daily operations and financial affairs, appoint their senior executives and approve all matters requiring stockholder approval. As a result of these contractual arrangements, which enable us to control JLF and operate our business in the PRC through JLF, we are considered the primary beneficiary of JLF. Accordingly, we consolidate the results of operations, assets and liabilities of JLF in our financial statements.

On September 27, 2009, our subsidiary, Supreme Discovery Group Limited via its 100% owned WFOE, Fujian Bamboo Technology Company, Ltd., entered into the following contractual arrangements with JLF, each of which is enforceable and valid in accordance with the laws of the PRC:

Entrusted Management Agreement. Pursuant to this Entrusted Management Agreement among WFOE, JLF, and the JLF Shareholders (the "Entrusted Management Agreement"), JLF and its shareholders agreed to entrust the business operations of JLF and its management to WFOE until WFOE acquires all of the assets or equity of JLF (as more fully described in the Exclusive Purchase Option Agreement below). Prior to the occurrence of such event, JLF will continue to own its assets JLF will also continue to be the contracting party under its customer contracts, banks loans and certain other assets until such time as those may be transferred to WFOE. Under the Entrusted Management Agreement, WFOE will manage JLF‘s operations and assets, and control all of JLF’s cash flow through an entrusted bank account. In turn, WFOE will be entitled to all of JLF’s net profits as a management fee, and will be obligated to pay all JLF payables and loan payments. The Entrusted Management Agreement will remain in effect until the acquisition of all assets or equity of JLF by WFOE is completed.

Shareholders’ Voting Proxy Agreement. Under the Shareholders' Voting Proxy Agreement among WFOE and the JLF Shareholders, the JLF Shareholders irrevocably and exclusively appointed the members of the board of directors of WFOE as their proxy to vote on all matters that require JLF shareholder approval.

Exclusive Purchase Option Agreement. Under the Exclusive Purchase Option Agreement among WFOE, JLF and the JLF Shareholders, the JLF Shareholders granted WFOE an irrevocable and exclusive purchase option to acquire JLF’s equity and/or assets, but only to the extent that such purchase does not violate limitations imposed by PRC law. Current PRC law does not specifically provide for a non-PRC entity's equity to be used as consideration for the purchase of a PRC entity's assets or equity. The option is exercisable when PRC law specifically allows foreign equity to be used as consideration to acquire a PRC entity's equity interests and/or assets, and when we have sufficient funds to purchase JLF’s equity or remaining assets. The consideration for the exercise of the option is the shares of Common Stock received by the JLF’s Shareholders under the Share Exchange Agreement.

Share Pledge Agreement. Under the Share Pledge Agreement among WFOE and the JLF Shareholders (the "Share Pledge Agreement"), the JLF Shareholders pledged all of their equity interests in JLF, including the proceeds thereof, to guarantee all of WFOE’s rights and benefits under the restructuring agreements. Prior to termination of this Share Pledge Agreement, the pledged equity interests cannot be transferred without WFOE’s prior consent.

Completion of the PRC Restructuring

The PRC restructuring transaction closed on the Closing Date. However, WFOE is required under the agreements to complete additional post-closing steps required in order to maintain its good standing under PRC law. These steps include WFOE making required regulatory filings and giving proof to regulatory authorities that it has received the required portion of its registered capital as of the deadline required under PRC law. Specifically, WFOE must receive 15% of its total registered capital within 3 months of effectiveness of the business license, and the remaining registered capital within two years from the effectiveness of business license, in order to maintain the validity of its business license and its certificate of approval to exist as a wholly foreign-owned entity in the PRC issued by the Fujian Provincial Municipal Government and the Administration of Industry and Commerce Bureau of Jianou City, Fujian Province, respectively. This license and approval would become invalid and be immediately cancelled if WFOE were to fail to make timely payment of the first installment of its registered capital, in which case we could cease to have any claim to control JLF under PRC law. We anticipate that all required post-closing steps, including the payment and verification of the first installment of WFOE’s registered capital, will be completed within approximately 30 days after the date of this report.

Upon consummation of the PRC Restructuring Agreements above, the contributions of JLF registered capital, and therefore the ownership of JLF took their current form, which is represented in the table below:

Name of Shareholder	Amount of Contribution (RMB) ‘000	Percent of Capital Contribution
Tang Jinrong		55.33%
Li Lifang		30.67%
Tang Shuiyou		14%

Total	RMB.00	100%

Subsidiaries

As a result of the Share Exchange Agreement and the transactions contemplated thereunder, Supreme Discovery Group Ltd. and Fujian Bamboo Technology Company, Ltd. are wholly-owned subsidiaries of our subsidiary UGTI. JLF, the entity through which we operate this business, has no subsidiaries.

JLF BUSINESS DESCRIPTION

History

Jianou Lujian Foodstuff Co. Ltd (“JLF”), located in China, is an award-winning green-technology enterprise that specializes in the highly profitable production of organic products and fertilizers based on bamboo. JLF’s products reflect the growing global trend for organic food and health products. JLF holds lush bamboo land lease of nearly 16,200 acres of which 15,875 acres are certified “Organic” by Japan, in the province of Fujian, one of China’s largest bamboo growing areas. JLF is the third largest bamboo producer in China and is the first bamboo company in China to gain food safety certification from both Japan (JAS) and Europe (HACCP). JLF was also the first company in China to formulate a “zero-to-zero” process starting from cultivation to distribution, and taking it further by developing organic fertilizers from bamboo skins to eliminate its waste. This led to JLF being named the “Forestry Enterprise of the Year” for 2009 in Fujian Province China.

JLF concentrates on processing bamboo shoots and bamboos which it sells domestically in China and exports to other countries. The raw material of bamboo shoot products is produced mainly from the base of the bamboo. Presently, JLF operates production lines to produce both 18L boiled bamboo shoot cans and boiled vegetable cans. The production capacity in 2008 reached 20,000 tons, while the annual output value is RMB 120,000,000.00. This includes the production of 50 kinds of products, such as 18L Boiled bamboo shoot cans, Boiled bamboo shoot cans with vacuum packing, Boiled mixed vegetables, Boiled seasoned vegetables and Kamameshi of Japan, with the quality rating which meets the national and international standards. The boiled bamboo shoots and mixed vegetables account for the majority of the products sold with 80% of all products sold domestically and 20% exported to other countries such as Japan, Southeast Asia, Europe and America.

JLF has established very good relationships with the scientific research associations as evidenced by the production cooperation initiatives established with the academic community such as Nanjing Agricultural University, University Of Agriculture and Forestry In Fujian, Fujian Provincial Academy of Agricultural Sciences, Fujian Academy of Forestry. The effects of this cooperative environment is evidenced by the advances such as including the additives of bamboo shoot dietary fiber and production processing technology, exploitation method of Phyllostachys / oldhami / plejoblasto /Sour Bamboo shoot forest, the breeding technique of Phyllostachys shoot forest. Additionally , a 31,561 Chinese acres’ organic bamboo shoot base has been established as a result of these initiatives.

The Company has passed the QS in China. In order to enter into the Japanese market, it has acquired Certification of HACCP, Certification of ISO9001, China Entry-exit Inspection And Quarantine (CIQ) as well as the Certification of Ministry of Agriculture, Forestry and Fishery [Japan], and the JAS comes and assess it every year.

As there is no national standard or industrial standard for boiled bamboo shoots with soft packing, the Company’s standards in force is Boiled Bamboo Shoot with Soft Packing (Q/OLJS01-2007) which was promulgated by the Company on September 5th, 2007 and came into force on the same date.

Additionally, JFL holds the following certification certificates:

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Filing and Registration Form of Foreign Trade Dealers, the Company has self-support rights to import and export. The Imp. & Exp. Code is 3500741685967. The Filing and Registration Form Code is 00392741.

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Customs Registration Certification of the Consignee or Consignor of the Goods of Import and Export of the PRC’s Custom conferred by the customs of Nanping.

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Food Sanitation Licenses conferred by the Health Bureau in Jianou

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Quality Management System Certificate (No. 00108Q12324R1S/3500) conferred by the China Quality Certification Center

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Certification of HACCP conferred by the China Quality Certification Center(No: CQC08H10224R1S/3500)

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JAS Certification of Foreign Manufacturer in Processing Food from Organic Agricultural Products conferred by the Ministry of Agriculture, Forestry and Fishery [Japan]

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JAS Certification of Foreign Manager in Processing Organic Agricultural Products conferred by the Ministry of Agriculture, Forestry and Fishery [Japan]

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JAS Certification of Foreign Production Manager in Processing Organic Food conferred by the Ministry of Agriculture, Forestry and Fishery [Japan]

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Health Registered Certificate of People’s Republic of China conferred by Certification and Accreditation Administration of China

Growth

In order to capitalize on JLF’s current success and on the overall growth in the green technology industry, JLF has implemented an aggressive 3-year expansion plan. The expansion plan concentrates on two (2) very distinct strategies to maximize the opportunities for growth. The first strategy is focused on the organic growth by expansion of the distribution network throughout Asia, Europe and the United States. This would allow for more products to be offered in the strategic markets that are not fully covered under the current distribution network. Additionally, JLF continues to expand its production capabilities through the leasing of incremental lush bamboo lands which will enable it to increase the product lines. The second strategy is to expand externally by targeting strategic acquisitions of synergistic companies. Both strategies will be implemented concurrently throughout the 3-year expansion plan.

First Growth Strategy – Organic Growth

JLF has identified key strategic areas as targeted opportunities for expansion both in China and abroad. The expansion domestically in China is well under way and the markets identified with strong potential to expand the product line throughout these areas. Additionally, key entry points have been attained in Japan and exports of products are poised for growth among the targeted area within this country. Recruitment and qualification of distributors within the targeted regions has been implemented and the process is ongoing. The further expansion into Europe and the United States is progressing through the identification of distribution channels, but will progress slower than the Asia Pacific region pending the approval and qualification of the products by country. The qualification process has been implemented and is ongoing pending the certification from EFSA and the FDA.

In conjunction with the expanded sales and distribution initiative, JFL is also in constant contact and discussion with both the local and Federal government to obtain the land lease rights for rich bamboo. JLF has been very successful in procuring these rights and expects this to continue resulting in increased production capacity and allowing for expansion of the product lines.

Second Growth Strategy – External Growth

The second growth strategy for JLF is to identify potential targets for acquisition. The targeted opportunities will be profitable biotechnology companies that JLF can acquire and increase the product portfolio while taking advantage of the manufacturing capacity and expanded distribution network to increase profitability. The PRC has a mandate to identify and facilitate the amalgamation of the bamboo industry. JFL is working closely with the local and federal government to identify potential acquisition targets within and complementary to their industry.

Management Team

UGTI’s management is well experienced in the bamboo forestry as well as experts in green technology processes, and provides the company with the strategic leadership required to maintain the company at the forefront of its industry competitors. In addition, bamboo cultivation is an ancient heritage in China, and by tradition, the cultivation skill is normally passed down from generation to generation, hence, UGTI has employed some of the most prominent pioneers in this specialized field. The team is led by Mr. Jinrong Tang the company CEO, Xianmu Gong the company President, Lizhen Wu the company Vice President of Logistics and Control, and Lifang Li the company Vice President of Operation. The team is fully committed to drive UGTI on a successful track. UGTI has employment contracts with all senior managers.

Need For Government Approval

None

Employees

JLF currently has approximately 146 full-time employees broken down into:

Management (18)

Research and Development (18)

Administration staff (8)

Manufacturing staff (102)

Employee benefits include:

The company provides benefits according to the laws of PRC when applicable. Benefits packages are recognized in the PRC as in the United States.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired and Pro Forma

Financial Statements	Description
9.1	JLF 2007 & 2008 and YTD June 2009 Financial Statements
9.2	Pro forma Financial Information

(c) Exhibits:

Exhibit No.	Description
10.1	Management Entrusted Agreement between Jianou Lujian Foodstuff Co. Ltd and Fujian United Bamboo Technology Co. Ltd
10.2	Shareholder Voting Proxy Agreement between Fujian United Bamboo Technology Co. Ltd., Tang Jinrong, Li Lifang, Tang Shuiyou and Jianou Lujian Foodstuff Co., Ltd.
10.3	Stock Exclusive Option Agreement among Fujian United Bamboo Technology Co., Ltd., Tang Jinrong, Li Lifang, Tang Shuiyou, and Jianou Lujian Foodstuff Co., Ltd.
10.4	Share Pledge Agreement between Fujian United Bamboo Technology Co., Ltd., Tang Jinrong, Li Lifang, Tang Shuiyou, and Jianou Lujian Foodstuff Co. Ltd.
10.5	Letter of commitment from Tang Jinrong, Li Lifang, Tang Shuiyou to Fujian United Bamboo Technology Co., Ltd.
10.6	Stock Trademark Application Right Assignment Agreement between Jianou Lujian Foodstuff Co., Ltd. and Fujian United Bamboo Technology Co. Ltd.
10.7	Lease between Jianou Lujian Foodstuff Co., Ltd. and Fujian United Bamboo Technology Co., Ltd.
10.8	Share Exchange Agreement among ONE Holdings, Corp., United Green Technology Inc., Supreme Discovery Group Limited, and Tang Jinrong, Li Lifang, Li Guo Li and Gong Xian Mu
10.9	Stock power from Tang Jin Rong to United Green Technology Inc., regarding shares of Supreme Discovery Group Limited
10.10	Stock power from Li LiFang to United Green Technology Inc., regarding shares of Supreme Discovery Group Limited
10.11	Stock power from Li Guo Li to United Green Technology Inc., regarding shares of Supreme Discovery Group Limited
10.12	Stock power from Gong Xian Mu to United Green Technology Inc., regarding shares of Supreme Discovery Group Limited
10.13	Escrow Agreement between ONE Holdings, Corp and Tang Jinrong regarding shares of ONE Holdings, Corp
10.14	Escrow Agreement between ONE Holdings, Corp and Li Lifang regarding shares of ONE Holdings, Corp
10.15	Escrow Agreement between ONE Holdings, Corp. and Li Guo Li regarding shares of ONE Holdings, Corp.
10.16	Escrow Agreement between ONE Holdings, Corp. and Gong Xian Mu regarding shares of ONE Holdings, Corp.
10.17	Stock Power from Tang Jinrong to ONE Holdings, Corp. regarding shares of ONE Holdings, Corp.
10.18	Stock Power from Li Lifang to ONE Holdings, Corp. regarding shares of ONE Holdings, Corp.
10.19	Stock Power from Li Guo Li to ONE Holdings, Corp. regarding shares of ONE Holdings, Corp.
10.20	Stock Power from Gong Xian Mu to ONE Holdings, Corp. regarding shares of ONE Holdings, Corp.
10.21	Preferred Share Purchase Agreement between ONE Holdings, Corp. and United Green Technology Inc.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Holdings, Corp.

September 29, 2009	/s/ MARIUS SILVASAN
Marius Silvasan Chief Executive Officer and Director

September 29, 2009	/s/ CRIS NEELY
Cris Neely Chief Financial Officer and Director